Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statements on Form F-3 of our report dated April 30, 2024, relating to the consolidated financial statements of Silynxcom Ltd., which appears in the Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Tel Aviv, Israel	/s/ Ziv Haft
February 28, 2025	Certified Public Accountants (Isr.)
BDO Member Firm